EXHIBIT 4-A
-----------




                           AMENDMENT NO.1 TO
                      SECOND AMENDED AND RESTATED
                            PROMISSORY NOTE



     This Amendment No. 1 (the "Amendment") to Second Amended and Restated Promissory Note is made effective January 3, 2001 (the "Effective Date") by and between JMB/245 PARK AVENUE ASSOCIATES, LTD., an Illinois limited partnership ("Maker"), and JMB REALTY CORPORATION, a Delaware corporation ("Payee").



                            R E C I T A L S
                            ---------------


     WHEREAS, Maker has heretofore, for good and valuable consideration, made in favor of payee that certain Second Amended and Restated Promissory Note (the "Note") in the principal amount of $16,042,000.00, dated as of August 1, 1995;

     WHEREAS, the Note has a maturity date of December 31, 1998; and

     WHEREAS, Maker and Payee each desire, effective the date hereof, to amend the Note to change the maturity date thereof to January 2, 2006.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Payee hereby mutually agree as follows:

     1. The definition of "Maturity Date" in Section 1 of the Note is amended to read as follows:

           "Maturity Date" shall have the meaning assigned to that term in
           Section 7 hereof.'

     2. The date "December 31, 1998" after the word "on" in the first sentence of Section 7 of the Note is deleted, and there is substituted in its place the date "January 2, 2006".

     3. Except as otherwise set forth herein, the terms of the Note are ratified and confirmed and are in full force and effect.

     4. Initially capitalized terms used herein but not defined have the same meanings given them in the Note.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.




                            "MAKER"

                            JMB/245 PARK AVENUE ASSOCIATES, LTD.,
                            an Illinois limited partnership

                            By:   JMB Park Avenue, Inc.,
                                  Its Corporate General Partner


                                  By:
                                       ------------------------------

                                  Its:
                                       ------------------------------



                            "PAYEE"

                            JMB REALTY CORPORATION,
                            a Delaware corporation


                            By:
                                  ------------------------------

                            Its:
                                  ------------------------------



































                                   2